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                                                                   EXHIBIT 10.36
                             TERMINATION AGREEMENT
                                 BY AND BETWEEN
                            ERGO SCIENCE CORPORATION
                                      AND
                              MANUEL CINCOTTA, JR.



     THIS TERMINATION AGREEMENT (this "Agreement") is made and entered into as of March 26, 1997, by and between Ergo Science Corporation, a Delaware corporation (the "Company"), and Manuel Cincotta, Jr. (the "Employee").

                                    RECITALS

     WHEREAS, the Company and the Employee are parties to that certain Amended and Restated Employment Agreement (the "Employment Agreement") dated November 16, 1995; and

     WHEREAS, the Employee has resigned from all officer, director and employee positions with the Company and its subsidiaries, and the Company and the Employee desire to terminate the Employment Agreement in connection therewith.


                                   AGREEMENT

     NOW, THEREFORE, for and in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereinafter set forth, the Company and the Employee hereby agree as follows:

     1.   Termination of the Employment Agreement. The Company and the Employee
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agree that the Employment Agreement is hereby terminated.

     2.   Compensation.
          ------------

          (a)  Annual Payment.
               --------------

               (i) Beginning as of the date hereof and continuing until terminated pursuant to Section 3 of this Agreement, the Employee shall be entitled to receive $225,000 per year (the "Annual Payment"), payable in equal installments corresponding in frequency and time with the customary payroll procedures of the Company.

               (ii) Beginning as of the date hereof and continuing until terminated pursuant to Section 3 of this Agreement, the Employee shall be entitled to receive $3,000 per month payable in equal installments corresponding in frequency and time with the customary payroll procedures of the Company in lieu of receipt of, or participation in, any and all benefits under

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those welfare benefit plans, practices, policies and programs of the Company in which the Employee participated as of September 11, 1996, and which the Company continues to make available to executives of the Company in general (including, without limitation, any and all life insurance policies on the life of the Employee, health insurance policies, and short and long term disability policies).

               (iii) The Company shall pay to the Employee an amount equal to 75% of the average annual bonus paid by the Company to the officers of the Company for the fiscal year ended December 31, 1996. Such amount shall be paid by the Company within two weeks of the date of this Agreement.

          (b)  Automobile. The Company shall cause title to the automobile
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previously provided to the Employee under the terms of the Employment Agreement to be transferred to the Employee.

          (c)  Tax Gross-Up. To the extent that the Employee is obligated to pay
               ------------
federal or state income taxes based upon his receipt of the benefit set forth in
Section 2 (b), the Company shall pay the Employee an amount necessary to provide the Employee with the same after tax benefit as he would otherwise receive if the transfer of the automobile were tax free to the Employee (including any tax gross-up of such amount).

     3.   Term and Termination of Section 2 of This Agreement.
          ---------------------------------------------------

          (a)  Term and Termination Event. Sub-section 2 (a)(i) and (ii) of this
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Agreement shall terminate on November 16, 1998, unless terminated earlier in accordance with the following: the Company may elect to terminate Sub-section 2
(a)(i) and (ii) of this Agreement in the event that at any time Anthony H. Cincotta, Ph.D., ceases to be a full-time employee of the Company.

          (b)  Effect of Termination. In the event that Section 2 of this
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Agreement is terminated pursuant to Section 3(a), the Company agrees to pay to the Employee all amounts due thereunder through the date of termination (the "Accrued Obligations") within 30 days after the date of termination.

     4.   Release
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          (a)  Prior Rights and Obligations. The Employee hereby extinguishes
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all rights, if any, that Employee may have and obligations, if any, that the
Company may have, contractual or otherwise, relating to the Employee's relationship with the Company, including without limitation as an officer, director, employee, consultant, debtor, agent or creditor, and the termination of any and all such relationships, unless otherwise provided in this Agreement.

          (b)  Employee's Obligations.
               ----------------------

               (I) Employee hereby releases, acquits and forever discharges the Company, along with the Company's predecessors, successors, assigns, subsidiaries, affiliates, and past and present employees, officers, directors, partners, shareholders, agents, attorneys,

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accountants, and advisors (and the agents, representatives, heirs, successors and assigns of the foregoing), (all of the foregoing, the "Released Persons") from any and all causes of action, complaints, charges, indebtedness, damages, losses, claims, liabilities, actions or suits at law or in equity, and demands, of whatsoever kind and character, whether matured or unmatured, liquidated or unliquidated, choate or inchoate, known or unknown, vested or contingent, ("Liabilities") that Employee now has or ever has had, including but not limited to all Liabilities in any manner whatsoever directly or indirectly related to, attributed to or arising from (1) Employee's relationship with the Company, any of its predecessors or subsidiaries as an officer, director, employee, shareholder, consultant, debtor, agent or creditor, (2) Employee's termination from any such relationship, and (3) any and all other acts or omissions related to any matter up to and including the date of his execution of this Agreement. This release includes, but is not limited to, any complaints or charges of wrongful termination or discrimination (based on Employee's age or any other factor) under the Age Discrimination in Employment Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, as amended, and any other statute or law.

               (ii) Employee agrees not to bring any lawsuit, charge or claim against any or all of the Released Persons in or before any court, governmental agency, mediator or arbitral body, arising from or attributed to Employee's relationship with the Company (including its predecessors and subsidiaries), his termination therefrom or any other matter covered by the release contained in the preceding paragraph.


     5.   Rights to Work Product.
          ----------------------

          (a)  Work Product. The Employee and the Company each acknowledge that
               ------------
during the term of service of the Employee with the Company or its affiliates, the Employee may have discovered, created, or developed, improvements, inventions, formulae, ideas, processes, techniques, know-how, methods, cures, software designs, computer programs, computer models, data and original works of authorship including, without limitation, inventions, processes, methods and cures that relate to or arise from the scientific research in which the Company and its affiliates were, or are now, engaged, including but not limited to research relating to circadian rhythms and temporal neuroendocrine organization (collectively, the "Work Product"). The Employee agrees that he will promptly and fully disclose to the Company any and all Work Product generated, conceived, reduced to practice, or learned by the Employee, either solely or jointly with others, that was developed prior to the date hereof.

          (b)  Rights of Company to Intellectual Property. The Employee agrees
               ------------------------------------------
that whether or not the services performed by the Employee for the Company or its affiliates were considered works made for hire or an employment to invent, all Work Product discovered, created, invented or developed by the Employee, either solely or jointly with others, during the term of the Employee's services to the Company or its affiliates prior to the date hereof shall be and remain the sole property of the Company and its assigns. Except as specifically set forth in writing and signed by both the Company and the Employee, the Employee agrees that the Company shall have all copyright and patent rights with respect to any Work Product discovered, created, invented, developed or reduced to practice by the Employee, either solely or jointly with others, during the term of the Employee's service to the Company or its affiliates prior to the date hereof.

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          (c)  Transfer of Rights. The Employee hereby transfers, grants,
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conveys, assigns, and relinquishes exclusively to the Company any and all right, title and interest he now has or may hereafter acquire in and to any Work
Product under patent, copyright, trade secret and trademark law in perpetuity or for the longest period otherwise permitted by law. The Employee further agrees as to such Work Product to assist the Company in every reasonable way to obtain and, from time to time, enforce patents, copyrights, trade secrets and other rights and protection relating to said Work Product, and to that end, the Employee will execute all documents for use in applying for and obtaining such patents, copyrights, trade secrets and other rights and protection with respect to such Work Product as the Company may desire, together with any assignments thereof to the Company or persons designated by it. The Employee's obligations to assist the Company in obtaining and enforcing patents, copyrights, trade secrets, and other rights and protection relating to such Work Product shall continue beyond the termination of this Agreement. For purposes of Sections 5, 6, 8 and 10 of this Agreement, the Company shall include the Company's predecessors and subsidiaries.

     6.   Non-Disclosure and Non-Use of Information.
          -----------------------------------------

          (a) The Employee acknowledges that the Company and its affiliates have trade, business and financial secrets and other confidential and proprietary information (collectively, the "Confidential Information") that includes but is not limited to (i) the inventions, discoveries, methods, cures, and patent applications owned by or licensed to the Company or its affiliates, (ii) the materials and information related to the research, clinical studies, products, services, contracts, customers, commercialization strategies, development plans and other scientific, financial and business affairs of the Company and its affiliates, and (iii) any and all Work Product which has come into the Employee's possession or knowledge, disclosure of which to, or use by, third parties would be damaging to the Company. As defined herein, "Confidential Information" shall not include (i) information that is generally known to other persons or entities who can obtain economic value from its disclosure or use and
(ii) information required to be disclosed by the Employee pursuant to a subpoena or court order, or pursuant to a requirement of a governmental agency or law of the United States of America or a state thereof or any governmental or political subdivision thereof; provided, however, that the Employee shall take all
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reasonable steps to prohibit disclosure pursuant to subsection (ii) above.

          (b) Employee agrees (i) to hold such Confidential Information in strictest confidence and (ii) not to release such information to any person (other than Company's employees and other persons to whom the Company has authorized the Employee to disclose such information and then only to the extent that such Company employees and other persons authorized by the Company have a need for such knowledge).

          (c) Employee further agrees not to use any Confidential Information for the benefit of any person or entity other than Company.

     7.   Surrender of Materials.  The Employee shall immediately return to the
          ----------------------
Company all copies, in whatever form, of any and all Confidential Information and other properties of the Company and its affiliates which are in the Employee's possession, custody or control. The Employee shall be able to retain as his personal property the IBM ThinkPad notebook computer currently used by the Employee together with all hardware peripherals and software installed thereon;

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provided, however that the Employee shall immediately return to the Company
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all Company files and data on such computer.

     8.   Non-Competition.
          ---------------

          (a) The Term of Non-Competition (herein so called) shall be for a term beginning on the date hereof and continuing through November 16, 1998.

          (b) During the Term of Non-Competition, Employee will not, directly or indirectly, individually or as an officer, director, employee, shareholder, employee, contractor, partner, joint venturer, agent, equity owner, or in any capacity whatsoever, (i) engage in or promote the commercialization of methods of treating type II diabetes, obesity or breast cancer principally based on (A) the science of applying neurotransmitter modulating drugs on a timed basis to correct abnormalities in the body's neuroendocrine system or principally based on (B) any other specific research or science undertaken by or licensed to the Company prior to the date hereof for the benefit of the Employee or any other entity or person, anywhere within the Geographic Area which herein shall mean the United States, Canada, Europe, and Israel or any other foreign geographic areas in which the Company or its affiliates, or their partners, licensees, agents, distributors or contractors, shall be actively marketing or distributing, or shall be planning to market or distribute, directly or indirectly, any product or services sold by the Company to its subsidiaries (a "Competing Business"); (ii) hire, attempt to hire, or contact or solicit with respect to hiring any employee of the Company; or (iii) call upon, solicit, divert, or take away any customers or suppliers of the Company. Notwithstanding the foregoing, the Company agrees that the Employee may own less than five percent of the outstanding voting securities of any publicly traded company that is a Competing Business so long as the Employee does not otherwise participate in such Competing Business in any way prohibited by the preceding clause. As used in this Section 8(b), "Company" shall include the Company and any of its affiliates.

          (c) Employee acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of the preceding paragraphs are reasonable in nature and are no broader than are necessary to maintain the confidentiality and the goodwill of the Company's proprietary technology, plans, and services and to protect the other legitimate business interests of the Company.

     9.   Premises. The Employee shall vacate the premises at or before 10:00
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p.m.on the date hereof.

    10.   Publicity. The Employee shall not hereafter make any public
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statements (i) contrary to any public statements made by the Company or (ii)
derogatory about the Company or its business, prospects, past employees or present employees.

    11.   Survival. All of the provisions of this Agreement other than
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Section 2 shall survive the termination of Section 2 of this Agreement.

    12.   Governing Law. This Agreement shall be construed, interpreted, and
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enforced in accordance with the laws of Massachusetts.

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     13.  Binding Agreement; Assignment. This Agreement and all provisions
          -----------------------------
contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors, and assigns; provided, however, that neither party may assign its rights or obligations hereunder without the prior written consent of the other party. The Employee and the Company agree that the provisions of Section 4 of this Agreement are intended for the benefit of, and may be enforced by, the Released Persons, who are express third party beneficiaries of the provisions of such Section 4.

     14.  Notices. Any notice required by this Agreement shall be in writing
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and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the person concerned at the address indicated below or to such changed address as such person may subsequently give such notice of:


If to the Company:            Ergo Science Corporation
                              Charlestown Navy Yard
                              33 3rd Avenue
                              Charlestown, Massachusetts  02129
                              Attn:  Chief Executive Officer


If to Employee:               Manuel Cincotta, Jr.
                              158 Lake Road
                              Tiverton, Rhode Island  02878


     A party may change its or his address by giving written notice to the other party hereto, which notice shall be effective upon actual receipt.

     15.  Invalid Provisions. If any provision of this Agreement is held to be
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illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     16.  Equitable Relief. The Employee acknowledges that money damages would
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be both incalculable and an insufficient remedy for a breach of Sections 4, 5,
6, 8 and 10 of this Agreement by the Employee and that any such breach would cause the Company irreparable harm. Accordingly, the Company, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting of bond or other security, to equitable relief, including injunctive relief and specific performance.

     17.  Amendments. This Agreement may be amended at any time and from time
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to time in whole or in part only by an instrument in writing setting forth the particulars of such amendment duly executed by both the Company and the Employee.

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     18.  Entire Agreement. This Agreement and that certain Option Agreement
          ----------------
between the Company and Employee, dated as of March 26, 1997, constitute the entire understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements or understandings, if any, relating to the subject matter hereof. The terms and provisions of the Employment Agreement, as noted above, are hereby terminated and the Company and the Employee hereby acknowledge that neither party has any further rights or obligations thereunder (including obligations set forth in Section 5 thereof).

     19.  Number and Gender. Whenever herein the singular number is used, the
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same shall include the plural where appropriate, and the words of any gender shall include each other gender where appropriate.

     20.  Waiver. The waiver by any party hereto of a breach of any provision
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of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

     21.  Counterparts.  This Agreement may be executed in two or more identical
          ------------
counterparts, each of which for all purposes is to be deemed an original, and all of which constitute, collectively, one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                                        ERGO SCIENCE CORPORATION



                                                        By: /s/ David R.Burt
                                                            -----------------
                                                            David R. Burt
                                                            Vice President



                                                        /s/ Manuel Cincotta, Jr.
                                                       -------------------------
                                                            Manuel Cincotta, Jr.

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